CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 12, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of the Pictet Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants" and "Financial Statements" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Two Commerce Square
2001 Market Street
Philadelphia, Pennsylvania
April 30, 2001

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